Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
GVI Security Solutions Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statement of GVI Security Solutions Inc. on Form S-8 (File No. 333-143853) of our report, dated February 24, 2009, appearing in this Annual Report on Form 10-K of GVI Security Solutions Inc. for the years ended December 31, 2008 and 2007.

WEINBERG & COMPANY, P.A.

Los Angeles, California
March 16, 2009